September 7, 2005


Gerald Beckwith, Chairman
IPEX Board of Directors
9255 Towne Centre Drive
San Diego, CA 92121

Attn: IPEX Board of Directors


I hereby resign as a member of the IPEX, Inc., Board of Directors effective Wednesday September 7, 2005.

Regards,

/s/ Edward Sullivan

Edward Sullivan
7650 La Jolla Blvd.,
La Jolla, CA 92037